Exhibit 99.B(d)(35)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Income Research & Management

As of March 29, 2010, as amended December 9, 2014

Long Duration Fund

Long Duration Corporate Bond Fund
Intermediate Duration Credit Fund

Agreed and Accepted:

SEI Investments Management Corporation	Income Research & Management

By:	By:

/s/ William T. Lawrence	/s/ Richard M. Kizik

Name:	Name:

William T. Lawrence	Richard M. Kizik

Title:	Title:

Vice President	Principal, CCO

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Income Research & Management

As of March 29, 2010, as amended April 4, 2012, January 1, 2014 and December 9, 2014

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Income Research & Management

By:	By:

/s/ William T. Lawrence	/s/ Richard M. Kizik

Name:	Name:

William T. Lawrence	Richard M. Kizik

Title:	Title:

Vice President	Principal, CCO